May, 2005 HSBC Finance Corporation and HSBC USA Inc. Supplement to the Forms 10-Q for the quarterly period ended March 31, 2005

Forward Looking Statements This presentation, including the accompanying slides and subsequent discussion, contains certain forward-looking information with respect to the financial condition, results of operations and business of HSBC Holdings plc, HSBC Finance Corporation, HSBC USA Inc. and HSBC North America Holdings Inc. This information represents expectations or beliefs concerning future events and is subject to unknown risks and uncertainties. This information speaks only as of the date on which it is provided. Additional detailed information concerning important factors that could cause actual results to differ materially is available in the HSBC Holdings plc Annual Report, HSBC Finance Corporation Annual Report on Form 10-K, and HSBC USA Inc. Annual Report on Form 10-K for the year ended December 31, 2004. Please further be advised that Regulation FD prohibits HSBC representatives from answering certain, specific questions during the Q&A session.

HSBC Finance Corporation - Managed Basis (a non-GAAP financial measure) assumes that securitized receivables have not been sold and remain on our balance sheet. HSBC Finance Corporation - Management Basis (a non-GAAP financial measure) represents Managed Basis plus Mortgages and Private Label Credit Card (PLCC) receivables transferred to HSBC USA Inc., adjusted for inter-company activities on Mortgage and PLCC transfers, and inter- company fees associated with the funding facility for Taxpayer Financial Services ("TFS"). HSBC USA Inc. - U.S. GAAP Basis of Reporting

1. Deferred origination expenses - - 2. Derivatives Similar + or - 3. Securitizations + + 4. Intangibles + + 5. Purchase accounting adjustments + + Basis of Reporting Impact on Net Income Compared to U.S. GAAP U.K. GAAP IFRS

HSBC Finance Corporation and HSBC USA Inc. Net Income (Millions $) 1Q 05 4Q 04 1Q 04 Net Income: HSBC Finance Corporation - U.S. GAAP HSBC USA Inc. - U.S. GAAP Sub-total Net Income related to transferred assets (1) Combined Net Income Less: HSBC Finance Corporation: Derivative Income, (2) net of tax Impact of initial FFIEC implementation, net of tax Combined Net Income, normalized (3) (Non-GAAP) (1) Primarily relates to transfer of assets between HSBC Finance Corporation and HSBC USA Inc. (2) Derivative Income as reported in the 1Q 05 10-Q and the 2004 10-K, net of tax. (3) 1Q 05 and 1Q 04 reflects TFS revenues of $131 million and $113 million respectively, net of tax. $712 269 981 (394) 587 (168) 121 $540 $626 316 942 80 1,022 (166) -- $856 $470 319 789 10 799 (33) -- $766

HSBC Finance Corporation

First Quarter Highlights - Management Basis Net Income growth - 47% year-over-year, 21% adjusting for derivatives Strong receivables growth year-over-year of 18% Real Estate Secured growth of 31% Auto Finance growth of 14% Cards growth of 6% Unsecured growth of 6% RAR (Risk Adjusted Revenue) recovered to 1Q 04 levels due to credit quality improvements and increased fee generation Improvements in collections & underwriting Strong tax season

First Quarter Highlights - Management Basis, cont'd NIM compression consistent with the current market environment Yield has stabilized Improved credit results year-over-year driven by stronger analytics, improved collections, mix and a favorable economy Charge-offs down 119 bps 2+ delinquencies down 123 bps Expenses year-over-year: Efficiency ratio of 40.5%, flat to prior year quarter Expenses to receivables are down 29 bps to 4.0%

Net Interest Income Other Revenues Total Revenues Provision for Loan Losses Operating Expenses Pre-tax Income Taxes Net Income - Management Basis Derivative Income (2) - net of tax Adjusted Net Income HSBC Finance Corporation Management Basis (A Non-GAAP Measure) (Millions $) 1Q 05 4Q 04 1Q 04 B/(W) 4Q 04 1Q 04 (1) Excluding impact of FFIEC implementation, 4Q 04 net income was $439 million and adjusted net income was $271 million. (2) Derivative Income as reported in the 1Q 05 10-Q and the 2004 10-K, net of tax. (1) $2,603 1,034 3,637 996 1,547 1,094 388 706 (166) $540 $2,607 767 3,374 1,436 1,462 476 158 318 (168) $150 $2,611 702 3,313 1,182 1,410 721 241 480 (33) $447 $(4) 267 263 440 (85) 618 (230) 388 2 $390 $(8) 332 324 186 (137) 373 (147) 226 (133) $93

Key Ratios - Management Basis 1Q 04 2Q 04 3Q 04 4Q 04 1Q 05 NIM 0.0818 0.0816 0.0775 0.0757 0.0713 RAR 0.0679 0.0656 0.0634 0.0643 0.0667 ROMA 0.0121 0.0104 0.0081 0.0073 0.0129 Risk Adjusted Margin 4.07 4.6 4.35 4.34 4.03 (1) Excludes impact of initial FFIEC implementation. (2) Excludes income associated with derivatives which do not qualify as hedges under FAS 133. (1) (2) (2) (2)

Credit Quality - Management Basis 1Q 04 2Q 04 3Q 04 4Q 04 1Q 05 Charge-Offs 0.0475 0.0442 0.0423 0.0384 0.0356 RAR 0.0679 0.0656 0.0634 0.0643 0.0667 2+ Delinquency 0.0491 0.0454 0.0444 0.0415 0.0368 Risk Adjusted Margin 4.07 4.6 4.35 4.34 4.03 (1) Excludes impact of initial FFIEC implementation. (2) Excludes income associated with derivatives which do not qualify as hedges under FAS 133. (1) (2)

Net Interest Income - Management Basis Interest Income Interest Expense Net Interest Income FFIEC adjustments Adjusted Net Interest Income 1Q 05 $3,902 1,299 $2,603 0 $2,603 4Q 04 $3,692 1,085 $2,607 57 $2,664 1Q 04 $3,466 855 $2,611 0 $2,611 (Millions $) Net Interest Income Yield Cost of Funds NIM 1Q 05 10.7% 3.6 7.1% 4Q 04 10.7% 3.1 7.6% 1Q 04 10.9% 2.7 8.2% Yield & Cost of Funds (1) Excludes impact of initial FFIEC implementation. (1)

Operating Expenses - Management Basis B/(W) Efficiency Ratio Operating Expenses/Receivables Sales & Marketing/Receivables 1Q 05 40.5% 4.0% 0.6% 4Q 04 41.4% 3.8% 0.7% 1Q 04 40.5% 4.3% 0.6% 4Q 04 83 bps (16) bps 9 bps 1Q 04 (1) bps 29 bps (7) bps

Receivable Mix - Management Basis MasterCard/Visa Private Label Auto Finance Real Estate Secured-Correspondent Real Estate Secured-Branch Personal Homeowner Loans Personal Non-credit Card 2005 0.15 0.13 0.07 0.25 0.26 0.03 0.11 MasterCard/Visa Private Label Auto Finance Real Estate Secured-Correspondent Real Estate Secured-Branch Personal Homeowner Loans Personal Non-credit Card 2004 0.17 0.14 0.07 0.2 0.26 0.03 0.13 March 2005 March 2004 $122 billion $144 billion (1) MasterCard is a registered trademark of MasterCard International, Incorporated and Visa is a registered trademark of VISA USA, Inc. (1) (1)

Retail Channel Continued record production of sub-prime mortgages. Volume up 10% vs. 1Q 04. Near Prime production has been successful Volume up, but off a small base vs. 1Q 04 Leverages fixed cost branch infrastructure While dilutive to NIM on a short term basis, it is accretive to ROMA Mix shift is due to optimization of Risk and Return Correspondent/ Wholesale Channel $5.2 billion of "A-" (Near Prime) purchased by HSBC USA Inc. Accretive to NIM for HSBC USA Inc. but dilutive to NIM and RAR for HSBC Finance Corporation Accretive to HSBC North America Inc. Leverages the HSBC Finance Corporation capability and HSBC USA Inc. cost of funds Purchase premium on wholesale loans is amortized through NIM Auto Current origination mix is 4% Prime, 84% Near Prime, 12% Sub-prime Near Prime is the most profitable segment on a ROMA basis Benefit of this mix shift is evident in the credit performance

Retail Branch Channel (HFC/Beneficial) Expand junior lien production Increase unsecured lines selectively Increase usage of risk-based pricing More granular pricing for real estate secured product Continue deployment of proprietary analytics for pricing and risk management Key Actions to Affect NIM, RAR, Receivable Mix Wholesale Channel Increase junior lien portfolio Diversify originations through higher return seller clients More granular pricing Enhance portfolio retention

Cards Continue focus on non-prime card sectors Focus on incremental fee opportunities, including fee-focused products Continue focus on risk-based pricing and line management Key Actions to Affect NIM, RAR, Receivable Mix Auto Increase direct-to-consumer originations Originate more stable and predictable near prime mix Optimize collections and portfolio management

HSBC USA Inc.

HSBC USA Inc. U.S. GAAP (Millions $) 1Q 05 4Q 04 1Q 04 B/(W) 4Q 04 1Q 04 Net Interest Income Other Revenues Total Revenues Provision for Loan Losses Operating Expenses Pre-tax Income Taxes Net Income $775 478 1,253 107 654 492 176 $316 $700 325 1,025 (24) 613 436 167 $269 $654 334 988 (26) 488 526 207 $319 $75 153 228 (131) (41) 56 (9) $47 $121 144 265 (133) (166) (34) 31 $(3)

Personal Financial Services Pre-tax income increased 85% over 1Q 04 Number of personal deposit accounts opened increased 40% year-over-year 3 de-novo locations added Improvement in residential mortgage results Introduced new deposit products through both on-line and in-branch delivery channels First Quarter Highlights Commercial Banking Pre-tax income decreased 3% over 1Q 04 Revenue increased by 7% over 1Q 04 Significant investment made in new offices in LA, San Francisco, Boston and Miami Middle market receivables up 19% and deposit growth 4% over 1Q 04 Named the #1 SBA lender in New York for 2004 as small business segment receivables increased 36% and deposits grew 13% over 1Q 04 Credit quality remains solid and well controlled

Pre-tax income increased 9% over 1Q 04 Divested segment of personal trust business to focus on larger trust relationships Added relationship managers in pursuit of growth strategy First Quarter Highlights Corporate Investment Banking & Markets (CIBM) Pre-tax income decreased over 1Q 04 Flatter yield curve lowered revenue Continued investment spending increased costs Strong quarter in structured credit products Consolidated US operations of Bank of Bermuda Hiring of front and back office personnel ongoing while expanding product offerings and marketing in support of MBS and ABS Private Banking

HSBC Appendix

HSBC Finance Corporation - Management Basis Receivables (Billions $) (1) MasterCard is a registered trademark of MasterCard International, Incorporated and Visa is a registered trademark of VISA USA, Inc.

Reconciliations to GAAP Financial Measures

	Three Months Ended

	March 31, 2005	Dec. 31, 2004	March 31, 2004

	(Dollars are in millions)
Return on Average Assets:
Net income:
Owned basis	$626	$712	$470
Management basis adjustments	80	(394)	10

Management basis	$706	$318	$480

Adjusted net income:
Owned basis	$626	$712	$470
Management basis adjustments	80	(394)	10
Derivative adjustments	(166)	(168)	(33)

Management basis adjusted for derivatives	$540	$150	$447

FFIEC impact	—	121	—

Management basis, adjusted operating basis	$540	$271	$447

Average assets:
Owned basis	$131,954	$134,316	$119,388
Management basis adjustments	34,862	23,896	28,045

Management basis	$166,816	$158,212	$147,433

Return on average owned assets	1.90%	2.12%	1.57%
Return on average management assets	1.69	.80	1.30
Return on average management assets, adjusted basis	1.29	.38	1.21
Return on average management assets, adjusted operating basis	1.29	.69	1.21

Net Income Growth:
Net income	$626	$712	$470
Management basis adjustments	80	(394)	10

Net income — management basis	$706	$318	$480

Derivative adjustments	(166)	(168)	(33)

Net income — management basis adjusted for derivatives	$540	$150	$447

Management basis net income growth, year-over-year	47%	—	—
Management basis adjusted net income growth, year-over-year	21	—	—

Reconciliations to GAAP Financial Measures

	Three Months Ended

	March 31, 2005	Dec. 31, 2004	March 31, 2004

	(Dollars are in millions)
Net Interest Margin:
Net Interest Income:
Owned basis	$1,888	$2,083	$1,820
Management basis adjustments	715	524	791

Management basis	$2,603	$2,607	$2,611

Average interest-earning assets:
Owned basis	$112,985	$116,778	$99,676
Management basis adjustments	33,109	23,988	28,044

Management basis	$146,094	$140,766	$127,720

Owned basis net interest margin	6.68%	7.13%	7.30%
Management basis net interest margin	7.13	7.41	8.18

Management basis operating net interest income:
Net Interest Income	2,603	2,607	2,611
FFIEC impact	—	57	—

Management basis operating Net Interest Income	2,603	2,664	2,611
Management basis operating net interest margin	7.13%	7.57%	8.18%

Reconciliations to GAAP Financial Measures

	Three Months Ended

	March 31, 2005	Dec. 31, 2004	March 31, 2004

	(Dollars are in millions)
Managed Basis Risk Adjusted Revenue:
Net interest income	$2,220	$2,551	$2,574
Other revenues, excluding securitization revenue	1,468	1,786	1,072
Less: Net charge-offs	(1,118)	(1,502)	(1,442)

Risk adjusted revenue	$2,570	$2,835	$2,204

Gain on bulk sale of private label receivables	$—	$(663)	$—
Adoption of FFIEC charge-off policies for domestic private label and MasterCard and Visa portfolios	—	309	—

Risk adjusted revenue, excluding nonrecurring items	$2,570	$2,481	$2,204

Management basis adjustments:
Net interest income	$383	$56	$37
Other revenues, excluding securitization revenue	(104)	(667)	(21)
Less: Net charge-offs	(154)	(5)	—

Risk adjusted revenue, management basis adjustments	$125	$(616)	$16

Management basis:
Net interest income	$2,603	$2,607	$2,611
Other revenues, excluding securitization revenue	1,364	1,119	1,051
Less: Net charge-offs	(1,272)	(1,507)	(1,442)

Risk adjusted revenue, management basis	$2,695	$2,219	$2,220
Adoption of FFIEC charge-off policies for domestic private label and MasterCard and Visa portfolios	$—	$309	$—
Derivative income adjustments	(260)	(263)	(52)

Risk adjusted revenue, management basis, excluding nonrecurring items	$2,435	$2,265	$2,168

Average interest-earning assets:
Managed basis	$125,869	$135,380	$124,954
Management basis adjustments	20,225	5,386	2,766

Management basis	$146,094	$140,766	$127,720

Managed basis risk adjusted revenue	8.17%	8.37%	7.06%
Managed basis risk adjusted revenue, operating basis	8.17	7.32	7.06
Management basis risk adjusted revenue	7.38	6.31	6.95
Management basis risk adjusted revenue, operating basis	6.67	6.44	6.79

Reconciliations to GAAP Financial Measures

	Three Months Ended

	March 31, 2005	Dec. 31, 2004	March 31, 2004

	(Dollars are in millions)
Consumer Net Charge-off Ratio:
Consumer net charge-offs:
Owned basis	$856	$1,127	$970
Management basis adjustments	410	380	472

Management basis	$1,266	$1,507	$1,442

FFIEC impact	$—	(202)	—

Management operating basis	$1,266	$1,305	$1,442

Average consumer receivables:
Owned basis	$108,928	$111,691	$92,974
Management basis adjustments	33,379	24,287	28,405

Management basis	$142,307	$135,978	$121,379

Owned basis consumer net charge-off ratio	3.15%	4.04%	4.17%
Management basis consumer net charge-off ratio	3.56	4.43	4.75
Management basis operating consumer net charge-off ratio	3.56	3.84	4.75

Two-Months-and-Over Contractual Delinquency Ratio:
Consumer 2+ delinquency:
Owned basis	$4,229	$4,333	$4,671
Management basis adjustments	1,044	1,246	1,286

Management basis	$5,273	$5,579	$5,957
FFIEC impact	—	303	—

Management operating basis	$5,273	$5,882	$5,957

Consumer receivables:
Owned basis	$111,911	$106,564	$93,299
Management basis adjustments	31,480	34,777	28,147

Management basis	$143,391	$141,341	$121,446

Owned basis consumer 2+ delinquency ratio	3.78%	4.07%	5.01%
Management basis consumer 2+ delinquency ratio	3.68	3.95	4.91
Management basis operating consumer 2+ delinquency ratio	3.68	4.16	4.91

Reconciliations to GAAP Financial Measures

	Three Months Ended

	March 31, 2005	Dec. 31, 2004	March 31, 2004

	(Dollars are in millions)
Efficiency Ratio:
Total costs and expenses less policyholders’ benefits:
Owned basis	$1,420	$1,349	$1,297
Management basis adjustments	5	—	—

Management basis	$1,425	$1,349	$1,297

Net interest and other revenues less policyholders’ benefits:
Owned basis	$3,228	$3,728	$2,930
Management basis adjustments	287	(467)	270

Management basis	$3,515	$3,261	$3,200

Owned basis efficiency ratio	43.99%	36.19%	44.27%
Management basis efficiency ratio	40.54	41.37	40.53

Operating Expenses to Receivables Ratio:
Total costs and expenses less policyholders’ benefits:
Owned basis	$1,420	$1,349	$1,297
Management basis adjustments	5	—	—

Management basis	$1,425	$1,349	$1,297

Receivables:
Owned basis	$112,161	$106,855	$93,650
Management basis adjustments	31,480	34,778	28,147

Management basis	$143,641	$141,633	$121,797

Owned basis operating expenses to receivables ratio	5.06%	5.05%	5.54%
Management basis operating expenses to receivables ratio	3.97	3.81	4.26

Sales and Marketing to Receivables Ratio:
Total sales and marketing expenses:
Owned basis	$233	$263	$176
Management basis adjustments	—	—	—

Management basis	$233	$263	$176

Receivables:
Owned basis	$112,161	$106,855	$93,650
Management basis adjustments	31,480	34,778	28,147

Management basis	$143,641	$141,633	$121,797

Owned basis sales and marketing expenses to receivables ratio	0.83%	0.98%	0.75%
Management basis sales and marketing expenses to receivables ratio	0.65	0.74	0.58

Reconciliation to GAAP Financial Measures

Income Statement

	Three Months Ended 3/31/05			Three Months Ended 12/31/04			Three Months Ended 3/31/04

		Management			Management			Management
	Owned	Basis	Management	Owned	Basis	Management	Owned	Basis	Management
	Basis	Adjustments	Basis	Basis	Adjustments	Basis	Basis	Adjustments	Basis

	($ millions)
Finance and other interest income	$2,950	$952	$3,902	$3,001	$691	$3,692	$2,528	$938	$3,466
Interest expense	1,062	237	1,299	918	167	1,085	708	147	855

Net interest income	1,888	715	2,603	2,083	524	2,607	1,820	791	2,611
Provision for credit losses	841	155	996	1,286	150	1,436	928	254	1,182

Net interest income after provision for credit losses	1,047	560	1,607	797	374	1,171	892	537	1,429

Total other revenues	1,462	(428)	1,034	1,758	(991)	767	1,223	(521)	702

Total costs and expenses	1,542	5	1,547	1,462	—	1,462	1,410	—	1,410

Income before income tax expense	967	127	1,094	1,093	(617)	476	705	16	721
Income tax expense	341	47	388	381	(223)	158	235	6	241

Net income	$626	$80	$706	$712	$(394)	$318	$470	$10	$480

Gain on bulk sale of private label receivables, after-tax	$—	$—	$—	$(423)	$423	$—	$—	$—	$—
Adoption of FFIEC charge-off policies for domestic private label and MasterCard and Visa portfolios, after-tax		—	—	121	—	121	—	—	—

Operating net income	$626	$80	$706	$410	$29	$439	$470	$10	$480

Net Income	$626	$80	$706	$712	$(394)	$318	$470	$10	$480
Derivative income adjustment	—	(166)	(166)	—	(168)	(168)	—	(33)	(33)

Adjusted Net Income	$626	$(86)	$540	$712	$(562)	$150	$470	$(23)	$447

Operating net income	$626	$80	$706	$410	$29	$439	$470	$10	$480
Derivative income adjustment	—	(166)	(166)	—	(168)	(168)	—	(33)	(33)

Adjusted Operating Net Income	$626	$(86)	$540	$410	$(139)	$271	$470	$(23)	$447